UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2011

POLYPORE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina (Address of Principal Executive Offices)	28277 (Zip Code)

(704) 587-8409

(Registrant’s Telephone Number Including Area Code)

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2011, Polypore International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) and certain selling stockholders named therein (the “Selling Stockholders”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Selling Stockholders agreed to sell to the Underwriter an aggregate of 4,500,000 shares of the Company’s common stock at a price of $52.07 per share.  The shares of common stock are being sold pursuant to a prospectus supplement dated March 17, 2011 and accompanying prospectus, dated December 7, 2010, each filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-171025).

Subject to the terms set forth in the Underwriting Agreement, the Company and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities or to contribute to payments the Underwriter may be required to make in respect of those liabilities.  In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders, and customary conditions to closing.

Item 8.01.  Other Events.

The sale of 4,500,000 shares of the Company’s common stock by the Selling Stockholders to the Underwriter described in Item 1.01 closed on March 23, 2011, in accordance with the terms of the Underwriting Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)                Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 17, 2011, among Polypore International, Inc., Barclays Capital Inc., as underwriter, and certain selling stockholders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: March 23, 2011	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer